Exhibit 99.1

BG Medicine, Inc. Appoints Stéphane Bancel as Executive Chairman of the Board

WALTHAM, Mass., July 27, 2011 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD), a company focused on the development and commercialization of novel, biomarker-based diagnostics, announced today that Stéphane Bancel, former CEO of bioMérieux (NYSE Euronext:BIM), has been appointed Executive Chairman of the Board of Directors. He has been a member of the BG Medicine Board since January 2010. Noubar Afeyan, a founder and Chairman of the Board since the company’s inception, continues to serve on the board.

“Stéphane has been a valuable asset in providing strategic insights and global, commercially-focused perspectives to the BG Medicine Board of Directors since he joined last year, and we welcome him to the new role of Executive Chairman of the company,” said Noubar Afeyan, Ph.D., CEO and Managing Partner of Flagship Ventures, the largest shareholder of the company. “His leadership skills and expertise in growing bioMérieux into a globally recognized leader of in vitro diagnostics will be a resource as BG Medicine continues to deepen and expand its portfolio of biomarker-based products.”

“I am much honored to have been asked by my fellow board members to serve as Executive Chairman. I believe that BG Medicine has done a unique job to build a proprietary platform to systematically discover novel biomarkers. I intend to focus on helping the team to expand its commercial capabilities, to help make Galectin-3 testing standard of care, and to advance the other innovative biomarkers which are undergoing clinical validation in our pipeline,” said Stéphane Bancel.

Pieter Muntendam, MD, President and CEO of BG Medicine, commented, “BG Medicine is actively ramping up commercial activities to support the progression and launch of our products, and Stéphane’s expanded role as Executive Chairman, combined with our recent addition of Steve Miller as Chief Commercial Officer, bring additional breadth and depth to our efforts. We look forward to benefiting from Stéphane’s leadership experience, relationships and proven track record in this industry.”

Stéphane Bancel served until recently as CEO of bioMérieux, a world leader in the diagnostics industry. During his 5-year tenure, he has accelerated the company’s sales growth rate, enhanced its position as a global leader in clinical microbiology and re-accelerated its immuno-assay franchise by focusing on high medical value biomarkers. During his tenure at bioMérieux, the company’s market capitalization nearly doubled despite the financial crisis. Prior to his time at bioMérieux, Mr. Bancel was Managing Director of Eli Lilly in Belgium and Executive Director of Global Manufacturing Strategy and Supply Chain at Eli Lilly in Indianapolis. Stéphane holds a Master of Engineering from École Central Paris, a Master of Science in Chemical Engineering from the University of Minnesota and an MBA from Harvard Business School. Stéphane was elected a 2009 Young Global Leader by the World Economic Forum, the organizer of the Davos meeting. He was elected best CEO for investor relations in France in 2009 and was ranked #1 CEO in the Biotechnology sector according to the 2011 Thomson Reuters Pan European EXTEL Study.

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD) is a life sciences company focused on the discovery, development, and commercialization of novel, biomarker-based diagnostics to improve patient outcomes and contain healthcare costs. The Company recently launched the BGM Galectin-3TM test for use in patients with heart failure, the first novel blood test for cardiac disease cleared by the U.S. F.D.A. in five years. BG Medicine also has products under development to aid in the diagnosis and management of acute atherothrombosis and lipid disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8765.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of

1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this news release may address the following subjects, among others: our expectations concerning the benefits our executive chairman may bring to the company in his new role. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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